                                                                    Exhibit 3.54



                            ARTICLES OF ORGANIZATION

                                                                   FILED
SECRETARY OF STATE                                              MAY 22 1996
STATE OF MISSOURI
P.O. BOX 778                                               [ILLEGIBLE SIGNATURE]
JEFFERSON CITY, MISSOURI 65102                               SECRETARY OF STATE


                                  ARTICLE ONE

The name of the limited liability company is PMI AGRICULTURAL L.L.C.

                                  ARTICLE TWO

The limited liability company is formed for the following purposes:

     a) to engage in any lawful business for which a limited liability company may be organized under Section 347.010 to 347.187 of the Missouri Limited Liability Company Act; and

     b)  to exercise all of the powers granted under the provisions of Sections
347.010 to 347.187 of the Missouri Limited Liability Company Act.

The foregoing clauses are to be construed both as objects and powers. It is hereby expressly provided that the foregoing enumeration of specific powers are not to be held to limit or restrict in any manner the powers of the limited liability company, nor will the limited liability company be required to exercise all of such powers at any one time.

                                 ARTICLE THREE

The name and address of the limited liability company's initial registered agent in Missouri is:

                    Purina Mills, Inc.
                    1401 S. Hanley Road
                    St. Louis, Missouri 63144
                    ATTN: A. F. Ottinger

                                  ARTICLE FOUR

The management of the limited liability company is vested in the members.

                                  ARTICLE FIVE

The latest date on which the limited liability company is to dissolve is December 31, 2046.

                                  ARTICLE SIX

The remaining members may continue the business and affairs of the limited liability company upon an event of withdrawal of a member.

                                 ARTICLE SEVEN

The name and address of each organizer is as follows:

                    Purina Mills, Inc.
                    1401 S. Hanley Road
                    St. Louis, Missouri 63144

                    PMI Feeds, Inc.
                    1401 S. Hanley Road
                    St. Louis, Missouri 63144

                                 ARTICLE EIGHT

For tax purposes, the limited liability company will be operating as a partnership.

            IN AFFIRMATION THEREOF, the facts stated above are true.


                                         PURINA MILLS, INC.

Date:  5/16/96
      --------------------               By: /s/ Illegible Signature
                                             ---------------------------------
                                                        Organizer

                                         PMI FEEDS, INC.


Date:  5/16/96                           By: /s/ Illegible Signature
      --------------------                   ---------------------------------
                                                        Organizer



                                      -2-